UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

September 30, 2011

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 30, 2011, General Growth Properties, Inc. (the “Company”) effected a change in the transfer agent for the Company’s common stock from The Bank of New York Mellon (“BNY Mellon”) to American Stock Transfer and Trust Company, LLC (“AST”).  In addition, effective as of September 30, 2011, BNY Mellon resigned as warrant agent for that certain Warrant Agreement, dated as of November 9, 2011, by and between the Company and BNY Mellon and was replaced in such capacity by AST.  BNY Mellon also has been replaced by AST as plan administrator (the “Plan Administrator”) for the Company’s Dividend Reinvestment Plan (the “Plan”) effective as of September 30, 2011.

You can contact AST at:

American Stock and Transfer Company, LLC

Shareholder Services

6201 15th Avenue

Brooklyn, NY 11219

Phone: 1-866-627-2643

In connection with the change to the Plan Administrator, the Company has amended and restated the Plan, effective as of September 30, 2011.  The amended and restated Plan will apply to all dividends payable by the Company on or after September 30, 2011.

The description of the amended and restated Plan in this current report is qualified in its entirety by reference to a copy of such Plan that is filed as Exhibit 99.1 to this current report and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Amended and Restated Dividend Reinvestment Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Stacie Herron
	Name:	Stacie Herron
	Title:	Vice President and Secretary

Date: September 30, 2011

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Amended and Restated Dividend Reinvestment Plan